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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported) December 7, 1998.

                               NewStar Media Inc.
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             (Exact name of registrant as specified in its charter)

                                   California
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                 (State or other jurisdiction of incorporation)

              0-24984                                 95-4015834
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        (Commission File Number)           (IRS Employer Identification No.)

                  8955 Beverly Boulevard, Los Angeles, CA 90048
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               (Address of Principal Executive Offices) (Zip Code)

                                 (310) 786-1600
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              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS.

On December 7, 1998 NewStar Media Inc. (the Company") was notified by The Nasdaq Stock Market, Inc. ("Nasdaq") that the Company had evidenced compliance with all requirements necessary for continued listing on The Nasdaq SmallCap Market, as set forth in the Nasdaq Listing Qualifications Panel decision dated October 13, 1998. On or before November 16, 1998, the Company was required to make a public filing with the Securities and Exchange Commission and Nasdaq including a September 30, 1998 pro forma balance sheet evidencing a minimum if $2,700,000 in net tangible assets. In addition, on or before January 11, 1999, the Company was required to evidence a minimum bid price of $1.00 per share and thereafter maintain a closing bid price of $1.00 per share for a minimum of ten consecutive trading days. Nasdaq informed the Company that as of December 7, 1998 the Company had complied with the terms of its exception; therefore, the Company's securities would continue to be listed on The Nasdaq SmallCap Market. Accordingly, effective December 9, 1998, the trading symbol of the Company's securities was changed from NWSTC to NWST.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NEWSTAR MEDIA INC.


Date:  December 9, 1998                     By:/S/ Ronald Lightstone
                                               ---------------------------------
                                               Ronald Lightstone
                                               PRESIDENT AND CHIEF EXECUTIVE
                                               OFFICER